UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2020

KLA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-09992		04-2564110
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Technology Drive	Milpitas	California	95035
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:		(408) 875-3000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KLAC	The Nasdaq Stock Market, LLC
The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
KLA Corporation (the "Company") held its 2020 annual meeting of stockholders (the "2020 Annual Meeting") on November 4, 2020. Of the 155,110,638 shares of Company common stock entitled to vote at the 2020 Annual Meeting, 140,596,246 shares, or 90.6%, were present in person or by proxy at the 2020 Annual Meeting. Four proposals were considered at the 2020 Annual Meeting:

Proposal One: At the 2020 Annual Meeting, the stockholders elected the eleven candidates nominated by the Company's board of directors to serve as directors for one-year terms, each until his or her successor is duly elected. The table below presents the voting results for Proposal One:

Name	For	Against	Abstain	Broker Non-Votes
Edward Barnholt	125,915,773	5,327,558	91,833	9,261,082
Robert Calderoni	126,923,377	4,319,396	92,391	9,261,082
Jeneanne Hanley	131,093,953	130,170	111,041	9,261,082
Emiko Higashi	130,281,131	961,343	92,690	9,261,082
Kevin Kennedy	126,543,114	4,695,829	96,221	9,261,082
Gary Moore	130,905,285	315,967	113,912	9,261,082
Marie Myers	129,878,238	1,360,315	96,611	9,261,082
Kiran Patel	128,780,248	2,457,434	97,482	9,261,082
Victor Peng	131,055,771	164,049	115,334	9,261,082
Robert Rango	130,846,826	394,152	94,186	9,261,082
Richard Wallace	130,531,657	712,262	91,245	9,261,082

Proposal Two: The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2021. The table below presents the voting results for Proposal Two:

For	Against	Abstain	Broker Non-Votes
133,809,707	6,000,591	785,948	—

Proposal Three: The stockholders approved, on a non-binding advisory basis, the compensation of the Company's named executive officers, as disclosed in the Proxy Statement for the 2020 Annual Meeting. The table below presents the voting results for Proposal Three:

For	Against	Abstain	Broker Non-Votes
123,174,073	6,846,687	1,314,404	9,261,082

Proposal Four: The stockholders approved a stockholder proposal regarding proxy access, as disclosed in the Proxy Statement for the 2020 Annual Meeting. The table below presents the voting results for Proposal Four:

For	Against	Abstain	Broker Non-Votes
105,555,307	24,479,805	1,300,052	9,261,082

Item 8.01	Other Events.
On November 5, 2020, the Company issued a press release announcing that the Company's board of directors declared a cash dividend of $0.90 per share on the Company's common stock. Such dividend shall be payable on December 1, 2020 to stockholders of record as of the close of business on November 16, 2020. A copy of the press release is attached here as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed herewith.

Exhibit No.	Description
99.1	Press release dated November 5, 2020
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA CORPORATION

Date: November 5, 2020	By:	/s/ Mary Beth Wilkinson
	Name:	Mary Beth Wilkinson
	Title:	Executive Vice President and Chief Legal Officer